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                             ADVANCED RADIO TELECOM CORP.


                             135,000 Units Consisting of
                      $135,000,000 Aggregate Principal Amount of
                       ___% Senior Notes due 2007 and Warrants
                    to Purchase 2,731,725 Shares of Common Stock




                       COLLATERAL PLEDGE AND SECURITY AGREEMENT




                            Dated as of February ___, 1997




                                 THE BANK OF NEW YORK

                                       Trustee


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    THIS COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement") is made and entered into as of February ___, 1997 by Advanced Radio Telecom Corp., a Delaware corporation (the "Pledgor"), having its principal office at 500 108th Avenue, N.E., Suite 2600, Bellevue, Washington 98004, in favor of The Bank of New York, a New York banking corporation, having an office at 101 Barclay Street, 21st Floor, New York 10286, as collateral agent (the "Collateral Agent") for the holders (the "Holders") of the Senior Notes (as defined herein) of the Pledgor.

    WHEREAS, the Pledgor and The Bank of New York, as trustee, have entered into that certain indenture dated as of February ___, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof up to $135,000,000 in aggregate principal amount of ___% Senior Notes due 2007 (the "Senior Notes") in connection with an offering (the "Offering") of 135,000 Units, each Unit consisting of $1,000 principal amount of Senior Notes and 15 Warrants, each Warrant representing the right to purchase 1.349 shares of Common Stock of the Pledgor. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture; and

    WHEREAS, pursuant to the Indenture, the Pledgor agreed to: (i) purchase Government Securities with a portion of the net proceeds from the Offering to be deposited in the Pledge Account (as defined) (such Government Securities, together with any substitute securities, the "Pledged Securities") in an amount sufficient upon receipt of scheduled interest and principal payments thereon, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment in full of the first six scheduled interest payments on the Senior Notes when and as due (the "Subject Interest Payments") and (ii) place such Pledged Securities in an account established in the name of the Collateral Agent for the deposit of the Pledged Securities and held by the Collateral Agent for the benefit of Holders of the Senior Notes (the "Pledge Account"); and

    WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Securities; and

    WHEREAS, to secure its existing and future, absolute and contingent obligations hereunder and under the Indenture and the Senior Notes (the "Obligations"), the Pledgor has agreed to: (i) pledge to the Collateral Agent, for its benefit and the ratable benefit of the Holders of Senior Notes, and grant to the Collateral Agent, for its benefit and the ratable benefit of the Holders of Senior Notes, a first priority perfected security interest in, the Pledged Securities and the Pledge Account, and (ii) execute and deliver this Pledge Agreement in order to secure the due and punctual payment and performance by the Pledgor of the Obligations;

    NOW, THEREFORE, in order to induce the Holders of Senior Notes to purchase the Senior Notes, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent, for its benefit and for the ratable benefit of the Holders of Senior Notes, as follows:

    SECTION 1. PLEDGE AND GRANT OF SECURITY INTEREST. The Pledgor hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the Holders of Senior Notes, and grants to the Collateral Agent, for its benefit and for the ratable benefit of the Holders of Senior Notes, a continuing first priority perfected security interest in and to (a) all of Pledgor's now owned and existing and hereafter arising or acquired right, title and interest in and to the Pledged Securities and the Pledge Account, (b) the certificates or other evidences of ownership representing any Pledged Securities or the Pledge Account and (c) all proceeds of any of the Pledged Securities, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, investment property, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (collectively, for so long as held pursuant to the Pledge Agreement, the "Collateral").

    SECTION 2. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.

    SECTION 3. DELIVERY OF COLLATERAL; PLEDGE ACCOUNT; INTEREST; SUBSTITUTION OF COLLATERAL.

    (a) All certificates or instruments representing or evidencing any of the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

    (b) Concurrently with the execution and delivery hereof, the Collateral Agent shall establish the Pledge Account at its office at 101 Barclay Street, 21st Floor, New York, New York 10286. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Collateral Agent pursuant to this Pledge Agreement shall be held in the Pledge Account for the benefit of the Collateral Agent and the ratable benefit of the Holders of Senior Notes.

    (c) All interest earned on any Collateral shall be retained in the Pledge Account (or reinvested, as the case may be), pending disbursement pursuant to the terms hereof.

    (d) At any time, the Pledgor may substitute Temporary Cash Investments of the types described in clauses (i) through (v) in the definition thereof in the Indenture for any or all of the Government Securities originally pledged as Collateral ("Substitute Investments"); PROVIDED, HOWEVER, that (A) any Substitute Investments must have scheduled principal and interest payments which, together with the remaining scheduled interest and principal payments on the remaining Collateral for which no substitution is made and proceeds of Collateral in the form of cash and Temporary Cash Investments, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, will be sufficient to provide for payment in full of each of the Subject Interest Payments when and as due, and (B) (other than Government Securities so substituted) the aggregate scheduled principal and interest payable on the Substitute Investments, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, must be at least equal to 125.0% of the amount of that portion of the Subject Interest Payments to be funded by such Substitute Investments pursuant to (A) above. Concurrently with such substitution, the Pledgor will deliver to the Collateral Agent a certificate signed by the Chairman, President, Chief Financial Officer or Treasurer of the Pledgor, (each, an "Executive Officer") certifying that (i) the conditions for effecting such substitution have been satisfied and (ii) the representations and warranties set forth in Sections 5(a) through (g) hereof are true and correct with respect to the Substitute Investments.

    (e) Pending disbursement of funds from the Pledge Account as contemplated hereby, (i) the Collateral Agent will, upon a written direction (such direction to specify the particular investment) of the Pledgor, reinvest any interest payments received in respect of the Pledged Securities in Temporary Cash Investments, PROVIDED that any monies so reinvested and the securities acquired thereby must be: (A) held as Collateral in the Pledge Account, (B) subject to the security interest created hereby, and (C) otherwise subject to the terms hereof, and (ii) the Collateral Agent will do all things necessary to obtain and maintain a perfected security interest in the Collateral for the benefit of the Collateral Agent and the ratable benefit of the Holders of Senior Notes.

    SECTION  4.    DISBURSEMENTS.

    Unless the Pledgor notifies the Collateral Agent below that it intends to take the action provided in Section 4(b), the Collateral Agent is authorized and directed to transfer from the Pledge Account to the Payment Agent the following amounts on the following dates and shall take any action necessary to make such payments from the proceeds of the Pledged Securities:

    Date                               Amount
    ----                               ------

    [One business day before           [Amount of Subject Interest Payment]
    Subject Interest Payment]


    (b) If the Pledgor elects to make any Subject Interest Payment or portion thereof from a source of funds other than the Collateral (such other funds, "Pledgor Funds"), the Pledgor shall so notify the Collateral Agent at least five
(5) business days prior to the date of the Subject Interest Payment, and the Pledgor may, after payment in full of such interest payment, request the Collateral Agent in writing to release to the Pledgor an amount of funds from the Pledge Account not in excess of the amount of Pledgor Funds so expended. Upon receipt of a written request from the Pledgor and any other documentation reasonably satisfactory to the Collateral Agent to substantiate such use of Pledgor Funds by the Pledgor (including the certificate described in the following sentence), the Collateral Agent is hereby authorized and directed, and hereby agrees, to take any action necessary to enable it to pay over to the Pledgor the requested amount. Concurrently with any release of funds to the Pledgor pursuant to this subparagraph (b), the Pledgor will deliver to the Collateral Agent a certificate signed by an Executive Officer certifying (i) the amount of Pledgor Funds expended to make such Subject Interest Payment or portion thereof, (ii) that such use of Pledgor Funds has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor, and (iii) no Default or Event of Default exists and is continuing as of the date of such certificate.

    (c) At any time the Pledgor may request the Collateral Agent in writing to, and the Collateral Agent shall, return to the Pledgor any Collateral in excess of the Collateral required such that the remaining principal and interest payments on the Collateral not returned to the Pledgor ("Remaining Collateral"), together with any other proceeds of Collateral in the form of cash and Temporary Cash Investments, in the opinion of a nationally recognized firm of independent public accounts selected by the Pledgor, are sufficient to provide for payment in full of the Subject Interest Payments when and as due, PROVIDED that the aggregate remaining scheduled principal and interest payable on any Remaining Collateral which were Substitute Investments (other than the Government Securities), in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, equals or exceeds 125.0% of the amount of that portion of the Subject Interest Payments to be funded by such Substitute Investments in the foregoing calculation. The Pledgor shall provide the Collateral Agent with a certificate of an Executive Officer specifying the Collateral to be released and certifying satisfaction with the foregoing condition.

    (d) If the Pledgor proposes to effect a Legal Defeasance or a Covenant Defeasance, upon notice from the Pledgor, the Collateral Agent shall deposit the Collateral with the Trustee on behalf of the Pledgor pursuant to Section 8.04 of the Indenture. Such notice shall be accompanied by a certificate of an Executive Officer of the Pledgor certifying that the Pledgor is effecting a Legal Defeasance or a Covenant Defeasance and that upon deposit of the Collateral with the Trustee shall have satisfied all conditions thereto provided in Section 8.04 of the Indenture.

    (e) Upon payment in full of the Subject Interest Payments, PROVIDED that the Obligations have not previously been declared to be due and payable pursuant to the Indenture, the security interest in the Collateral evidenced by this Pledge Agreement will terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to the Paying Agent in full or partial payment of any Subject Interest Payment, to the Pledgor, to the Trustee pursuant to Section 4(d) hereof or otherwise, the security interest evidenced by this Pledge Agreement in the Collateral so released will terminate and be of no further force and effect.

    SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that:

    (a) The execution, delivery and performance by the Pledgor of this Pledge Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

    (b) The Pledgor is the beneficial owner of the Pledged Securities, and will be the beneficial owner of any Substitute Investments, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering the Pledged Securities is on file in any public office other than the financing statements filed pursuant to this Pledge Agreement.

    (c) This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

    (d) Upon (i) the delivery to the Collateral Agent of any certificates representing the Pledged Securities, (ii) the crediting any uncertificated Pledged Securities to the Pledge Account and (iii) the filing of any financing statements that may be required by or desirable under the Uniform Commercial Code (the "UCC") with respect to any of the Collateral, the pledge of the Collateral pursuant to this Pledge Agreement will create a valid and first priority perfected security interest in and to the Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the ratable benefit of the Holders of Senior Notes.

    (e) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for any filings necessary to perfect Liens on the Collateral) or (ii) the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

    (f) No litigation, proceeding, or, to the knowledge of the Pledgor, investigation of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor with respect to this Pledge Agreement or any of the transactions contemplated hereby, except as disclosed in the Offering Memorandum.

    (g) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

    SECTION 6. FURTHER ASSURANCE. The Pledgor will, promptly upon request of the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock or bond powers, proxies, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will pay all costs incurred by it in connection with any of the foregoing.

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    SECTION 7.     COVENANTS.  The Pledgor covenants and agrees with the
Collateral Agent and the Holders of Senior Notes from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (A) each of the Subject Interest Payments or (B) all obligations due and owing hereunder, under the Indenture and under the Senior Notes in the event such obligations become due and payable prior to the payment of the Subject Interest Payments:

    (a) The Pledgor will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the lien created pursuant to this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral.

    (b) The Pledgor will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Collateral.

    SECTION 8. POWER OF ATTORNEY. In addition to all of the powers granted to the Collateral Agent pursuant to Article 6 of the Indenture, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any Liens under Section 6 hereof;
(d) making of any payments or taking any acts under Section 9 hereof and
(e) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the Obligations of the Pledgor to the Collateral Agent, due and payable immediately upon demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Collateral Agent to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.


    SECTION 9. COLLATERAL AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein in accordance with the terms hereof, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent (including those of its agents and counsel) incurred in connection therewith shall be payable by the Pledgor under
Section 13 hereof.

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    SECTION 10.    NO ASSUMPTION OF DUTIES; REASONABLE CARE.  The rights and
powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Holders' of Senior Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith other than those imposed under applicable law. Except as provided by applicable law, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property in similar situations, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. To the extent applicable, the Collateral Agent acting pursuant to this Pledge Agreement shall be held to the same standards as those set forth in the Indenture with respect to the Trustee acting as trustee thereunder.

    SECTION 11. INDEMNITY. The Pledgor shall indemnify, hold harmless and defend the Collateral Agent and its directors, officers, agents and employees, from and against any and all claims, actions, obligations and liabilities, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Collateral Agent's performance under this Pledge Agreement, except to the extent that such claim, action, obligation or liability is directly attributable to the bad faith, gross negligence or willful misconduct of such indemnified person. IT IS THE INTENT OF THE PLEDGOR TO INDEMNIFY AND HOLD HARMLESS THE COLLATERAL AGENT FOR CLAIMS, ACTIONS, OBLIGATIONS OR LIABILITIES ARISING FROM THE COLLATERAL AGENT'S PERFORMANCE UNDER THIS PLEDGE AGREEMENT INCLUDING ITS OWN NEGLIGENCE.

    SECTION 12.    REMEDIES UPON EVENT OF DEFAULT.

    If an Event of Default under the Indenture shall have occurred and be continuing:

    (a) The Collateral Agent and the Holders of Senior Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at a public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Collateral Agent, to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with

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reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15(a) herein, at least fifteen (15) days before the time of the sale or disposition. The Collateral Agent or any Holder of Senior Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

    (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent and the Holders of Senior Notes, that the Collateral Agent and the Holders of Senior Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

    SECTION 13. EXPENSES. The Pledgor will upon demand pay to the Collateral Agent at the agreed upon times the agreed upon fees for its services provided hereunder and the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Collateral Agent that the Collateral Agent may incur in connection with (a) the acceptance or administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders of Senior Notes hereunder, or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

    SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and the Holders of Senior Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

    (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

    (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

    (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                                          8


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    (d)  to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

    SECTION 15.    MISCELLANEOUS PROVISIONS.

    (a) NOTICES. Any notice, approval, consent or other communication by the Pledgor or the Collateral Agent to the other, required or desired to be given hereunder, is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

    If to the Pledgor:

         Advanced Radio Telecom Corp.
         500 108th Avenue, N.E., Suite 2600
         Bellevue, Washington 98004
         Telecopier No.: (206) 688-0703
         Attention: Chief Financial Officer

    If to the Collateral Agent:

         The Bank of New York
         101 Barclay Street, 21st Floor
         New York, New York 10286
         Telecopier No.: (212) 815-5915
         Attention: Corporate Trust Trustee Administration

    The Pledgor or the Collateral Agent, by notice to the other may designate additional or different addresses for subsequent notices or communications.

    All notices and communications (other than those sent to Holders of Senior Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

    Any notice or communication to a Holder of a Senior Note shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

    If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

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    If the Pledgor mails a notice or communication to Holders of Senior Notes, it shall mail a copy to the Collateral Agent and each Agent at the same time.


    (b) NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement (other than the Indenture) of the Pledgor or any subsidiary thereof and no such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

    (c) SEVERABILITY. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

    (d) HEADINGS. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

    (e) COUNTERPART ORIGINALS. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

    (f) BENEFITS OF PLEDGE AGREEMENT. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of Senior Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

    (f) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Collateral Agent nor any Holder of Senior Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder of Senior Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of Senior Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder of Senior Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

    (h) INTERPRETATION OF AGREEMENT. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

    (i)  CONTINUING SECURITY INTEREST; TERMINATION.

         (1) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earlier of payment in full in cash of (A) each of the Subject Interest Payments or (B) all obligations due and owing under the Indenture and the Senior Notes in the event such obligations become payable prior to the payment of the Subject Interest Payments. This Pledge Agreement shall be binding upon the Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Holders of Senior Notes and their respective successors, transferees and assigns.

         (2) Subject to the provisions of Section 15(j) hereof, this Pledge Agreement shall terminate upon the earlier of payment in full in cash of
    (A) each of the Subject Interest Payments or (B) all obligations due and owing under the Indenture and the Senior Notes in the event such obligations become payable prior to the payment of the Subject Interest Payments. At such time, the Collateral Agent shall, at the written request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Pledgor.

    (j) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement; PROVIDED, HOWEVER, that the provisions of Sections 11 and 13 shall survive the termination of this Pledge Agreement.

    (k) WAIVERS. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

    (l)  AUTHORITY OF THE COLLATERAL AGENT.

         (1) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel of its selection and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent, any director, officer, employee, attorney or agent of the Collateral Agent nor the Holders of Senior Notes shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own bad faith, gross negligence or willful misconduct, nor shall the Collateral Agent be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

         (2) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders of Senior Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of Senior Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

    (m) LIMITATION BY LAW. All rights, remedies and powers provided herein may be exercised only to the extent that they will not render this Pledge Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

    (n) FINAL EXPRESSION. This Pledge Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

    (o) RIGHTS OF HOLDERS OF SENIOR NOTES. No Holder of Senior Notes shall have any independent rights hereunder other than those rights granted to individual Holders of Senior Notes pursuant to Section 6.07 of the Indenture; PROVIDED that nothing in this subsection shall limit any rights granted to the Collateral Agent under the Senior Notes or the Indenture.

    (p) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

         (1) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL

    TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS OF SENIOR NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         (2) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS CAPACITY AS COLLATERAL AGENT OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF SENIOR NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT.
    THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

         (3) THE PLEDGOR AND THE COLLATERAL AGENT EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         (4) THE PLEDGOR AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY HOLDER OF SENIOR NOTES SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND

    NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER OF SENIOR NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDER OF SENIOR NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (5) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT, THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF SENIOR NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER OF SENIOR NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER OF SENIOR NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE COLLATERAL AGENT AND/OR THE HOLDERS OF SENIOR NOTES ON THE OTHER HAND.


                               [SIGNATURE PAGE FOLLOWS]
                                          14

    IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                       Pledgor:

                                       ADVANCED RADIO TELECOM CORP.,
                                       a Delaware corporation


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:




                                       Collateral Agent:

                                       THE BANK OF NEW YORK,
                                       as Collateral Agent


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title: